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                                                                   Exhibit 10.19

                            LAB INVESTING CO. L.L.C.
                    AMENDED AND RESTATED OPERATING AGREEMENT


         Amended and Restated Operating Agreement of LaB Investing Co. L.L.C., made as of August 24, 1999, by LaBranche & Co Inc., a Delaware corporation located at One Exchange Plaza, New York, New York 10006 (the "MEMBER"), and LaB Investing Co. L.L.C., a New York limited liability company with an address at One Exchange Plaza, New York, New York 10006 (the "COMPANY").

                               W I T N E S S E T H

         WHEREAS, the Company has conducted business pursuant to an Operating Agreement, dated as of January 1, 1995, which was amended as of January 1, 1996, July 1, 1996, January 1, 1997, July 1, 1997 and August 1, 1997, amended and restated as of January 1, 1998 and further amended as of January 1, 1999 (the Operating Agreement, as thus amended, is referred to herein as the "AGREEMENT");

         WHEREAS, the Member, the Company and the former members of the Company entered into an Exchange Agreement, dated as of June 17, 1999 (the "EXCHANGE AGREEMENT"), whereby each of the former members agreed to exchange his entire membership interest in the Company for cash and/or securities of the Member;

         WHEREAS, the Member, as a result of the completion of the transactions contemplated by the Exchange Agreement, has become the sole member of the Company; and

         WHEREAS, the Member now wishes to further amend and restate the Agreement in order to reflect the foregoing and to reflect its agreement regarding certain other matters pertaining to the operation of the Company;

         NOW, THEREFORE, the Agreement is hereby amended and restated in its entirety as follows:

                                    ARTICLE I

                           NAME; OFFICE; PURPOSE; TERM

                  SECTION 1.01. NAME. The Company shall do business under the name "LaB Investing Co. L.L.C." The Managing Committee (as defined below) may change the name of the Company at any time or adopt such trade or fictitious names as it may determine in its sole discretion. If the Company does business under a name other than LaB Investing Co. L.L.C., then the Company shall file an assumed-name certificate as required by Section 130 of the New York General Business Law.


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                  SECTION 1.02. OFFICE. The Company's principal office shall be located at One Exchange Plaza, New York, New York 10006 or at such other place or places as the Managing Committee shall designate from time to time.


                  SECTION 1.03. PURPOSE. The Company is organized for the following purposes:

                           (a) to hold a general partnership interest in
LaBranche & Co., a New York limited partnership (the "FIRM"), or any successor partnership, or shares of capital stock of any successor corporation, and to exercise all rights, powers and privileges with respect thereto, including, without limitation, acting as the General Partner of the Firm;

                           (b) to engage in such other activities and to have
such other objects and purposes, consistent with the Constitution, Rules and Regulations of the New York Stock Exchange, Inc. (the "EXCHANGE"), as the Managing Committee may from time to time determine; and

                           (c) to carry on any business designated by the
Managing Committee which may lawfully be carried on by an affiliate of a member firm of the Exchange in accordance with the Rules of the Exchange.

                  SECTION 1.04. TERM. The term of the Company shall continue through the earlier of the termination or dissolution of the Firm in accordance with the provisions of the Firm Agreement (as hereinafter defined) or the termination or dissolution of the Company pursuant to the laws of the State of New York, unless its existence is sooner terminated pursuant to Article VII of this Agreement.

                                   ARTICLE II

                                 MEMBER; CAPITAL

                  SECTION 2.01. MEMBER. The name, present mailing address and taxpayer identification number of the Member are as follows:

Name                             Address          Taxpayer Identification Number
- ----                             -------          ------------------------------
LaBranche & Co Inc.       One Exchange Plaza                13-4064735
                          New York, NY 10006

                  SECTION 2.02. CAPITAL. As of the date hereof, the Member shall be credited with a capital contribution to the Company in the amount of $188,331,000.

                  SECTION 2.03. CAPITAL CONTRIBUTION DEFINED. For purposes of this Agreement, the term "CAPITAL CONTRIBUTION" shall mean any contribution of cash or securities to the Company.

                  SECTION 2.04. ADDITIONAL CAPITAL CONTRIBUTIONS. With the prior consent of the Managing Committee, the Member may make additional Capital Contributions. If the Managing Committee, at any time or from time to time, determines, in its sole discretion, that the Company



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requires an additional Capital Contribution to enable the Company or the Firm to conduct its business operations, then the Member shall make such additional Capital Contribution at such time or times as shall be specified by the Managing Committee.


                  SECTION 2.05. NO INTEREST ON CAPITAL CONTRIBUTIONS. The Member shall not be paid interest on its Capital Contribution.

                  SECTION 2.06. RETURN OF CAPITAL CONTRIBUTIONS. Except as otherwise provided in this Agreement, the Member shall not have the right to receive any return of its Capital Contribution.

                  SECTION 2.07. LOANS. The Member may make or cause a loan to be made to the Company at such times, in such amounts and on such terms and conditions as shall be approved by the Managing Committee.

                                   ARTICLE III

                          PROFIT, LOSS AND DISTRIBUTION

                  SECTION 3.01. PROFIT AND LOSS. Net profit or net loss of the Company shall be determined for each taxable year of the Company or for any shorter period as the Managing Committee may determine from time to time, and shall be equal to the Company's taxable income or loss for such year or period, as determined pursuant to applicable tax laws, but as adjusted to (i) include income exempt from income tax (and not otherwise taken into account in computing net profit and net loss), (ii) include Company expenditures which are not deductible under applicable tax laws and not properly chargeable to capital accounts (and not otherwise taken into account in computing net profit or net loss), (iii) take into account any adjustments to depreciation for such taxable year or shorter period and any variation between the adjusted tax basis and the book value of any property contributed by the Member to the Company in accordance with the principles of applicable tax laws, and (iv) not include any items which are specially allocated to the Member pursuant to applicable tax laws.

                  SECTION 3.02. ALLOCATION AND DISTRIBUTION. 100% of the net profit and net loss of the Company for each fiscal year of the Company or portion thereof shall be allocated and distributed to the Member at such times and in such amounts as shall be determined by the Managing Committee.

                                   ARTICLE IV

                                   MANAGEMENT

                  SECTION 4.01. MANAGEMENT. The management of the Company shall be vested in a Managing Committee (the "MANAGING COMMITTEE") which shall be responsible for the determination of all questions of business, policy and operation of the Company. The duties of the Managing Committee shall include, but not be limited to, the management of the Firm on behalf of the Company, as provided in Article VI of the Amended and Restated Articles of Partnership of the Firm, dated as of the date hereof, and as subsequently amended (the "FIRM AGREEMENT"), and the



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designation of two or more persons who are members or allied members of the
Exchange, and who are otherwise acceptable to the Exchange, to act on behalf of the Firm in connection with the Firm's day-to-day dealings with the Exchange. Without limiting the foregoing, the Managing Committee shall have full power and authority on behalf of the Member, at any time and from time to time, in accordance with the rules of any national securities exchange, to determine in good faith the value of Company and Firm assets in those cases where such assets do not have readily ascertainable market values, and to review and determine salaries of employees of the Company and the Firm. Decisions of the Managing Committee shall be presumed to be within its scope of authority and shall be binding upon the Company and the Member. The Managing Committee shall be composed of George M.L. LaBranche, IV, Alfred O. Hayward, Jr. and James G. Gallagher. The Member may remove one or more members of the Managing Committee at such time or times as it shall determine in its sole discretion or increase the membership thereof by designating one or more additional persons for membership on the Managing Committee for such terms as it may specify. Whenever, by the terms of this Agreement, any matter is subject to action or determination by the Managing Committee, such action or determination shall by approved or made by a majority of the persons constituting the Managing Committee.

                  SECTION 4.02. LIABILITY AND INDEMNIFICATION.

                           (a) Except as otherwise provided by law, no member of
the Managing Committee shall be liable, responsible or accountable in any way for damages or otherwise to the Company or to the Member for any act or failure to act pursuant to this Agreement unless there is a judicial determination that
(i) such person acted in bad faith, (ii) the conduct of such person constituted intentional misconduct or a knowing violation of law, (iii) such person gained a financial benefit to which he or she was not legally entitled or (iv) such person failed to perform his or her duties, specifically with respect to distributions under Section 508(a) of the New York Limited Liability Company Law, in good faith and with that degree of care that an ordinarily prudent person in a like position would use under similar circumstances.

                           (b) The Company shall indemnify, defend and hold
harmless each member of the Managing Committee (severally, an "INDEMNITEE" and collectively, the "INDEMNITEES"), from and against any claims, losses, liabilities, damages, fines, penalties, costs and expenses (including, without limitation, reasonable fees and disbursements of counsel and other professionals) arising out of or in connection with any act or failure to act by an Indemnitee pursuant to this Agreement, or the business and affairs of the Company, to the fullest extent permitted by law; provided, however, that an Indemnitee shall not be entitled to indemnification hereunder if there is a judicial determination that (i) such Indemnitee's actions or omissions to act were made in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or (ii) such Indemnitee personally gained a financial benefit to which the Indemnitee was not legally entitled.

                  SECTION 4.03. ACTIONS OF MEMBER REQUIRING MANAGING COMMITTEE CONSENT. The Member shall not, without the prior written consent of the Managing Committee, (i) assign, transfer or pledge any of the claims of, or debts due to, the Company or the Firm, except upon payment in full; (ii) make, execute or deliver any assignment for the benefit of creditors or any bond, confession of judgment, or indemnity bond (except pursuant to Section 8.04) (iii) make, execute or deliver in the name of the Company or the Firm any chattel mortgage, security agreement or financing statement; (iv) become a surety, guarantor or accommodation party to any obligations in



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the name or in the credit of the Company or the Firm; (v) lend any money of the
Company or the Firm or extend any credit of the Company or the Firm except in the regular course of business; and (vi) without being limited by the foregoing, do any act or enter into transactions on behalf of the Company or the Firm except in the regular course of business and consistent with the terms of this Agreement.

                                    ARTICLE V

                   TRANSFERS OF INTEREST; WITHDRAWAL OF MEMBER

                  SECTION 5.01. TRANSFER OF INTEREST. The Member may not Transfer in whole or in part its interest in the Company without the prior written consent of the Managing Committee. For purposes of this Agreement, the term "TRANSFER" means, - when used as a noun - any sale, hypothecation, pledge, assignment, gift, bequest, attachment, or other transfer, including transfers by operation of law, and - when used as a verb - means to sell, hypothecate, pledge, assign, give, bequeath, or otherwise transfer.

                  SECTION 5.02. WITHDRAWAL OF MEMBER. The Member may not withdraw any portion of its interest in the Company without the prior written consent of the Managing Committee.

                                   ARTICLE VI

                         ADMISSION OF ADDITIONAL MEMBERS

                  SECTION 6.01. ADMISSION OF NEW MEMBERS. New members may be admitted to the Company upon such terms and conditions as the Managing Committee shall determine. The admission of a new member or members shall not dissolve the Company, and the Company shall be the same firm for all purposes.

                                   ARTICLE VII

                                   DISSOLUTION

                  SECTION 7.01. EVENT OF DISSOLUTION OF THE COMPANY. The Company shall be dissolved upon the happening of the earlier of the following events:

                           (a) when the period fixed for its duration in Section
1.04 has expired; or

                           (b) upon the determination of the Managing Committee,
in its sole discretion, to dissolve the Company, by giving written notice to the Member specifying the date upon which the Company shall dissolve.

                  SECTION 7.02. BANKRUPTCY. Any bankruptcy of the Member shall not dissolve the Company.

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                  SECTION 7.03. EVENT OF DISSOLUTION OF THE FIRM.
Notwithstanding anything to the contrary contained herein, in the event of the dissolution of the Firm upon the expiration of the term of the Firm Agreement, or any extension or renewal thereof, the Member agrees that any withdrawal of capital upon any such dissolution which would cause the Firm's "aggregate indebtedness" to exceed the percentages specified in Rules 326(a) and 326(b) of the Rules of the Board of Directors of the Exchange during the six months immediately preceding the date of the dissolution, may be postponed for a period of up to (6) six months of the stated date of dissolution, as the Managing Committee may deem necessary to ensure compliance with said rules, and any such capital so retained by the Firm after the date of dissolution shall continue to be subject to all debts and obligations of the Firm.

                                  ARTICLE VIII

                                  MISCELLANEOUS

                  SECTION 8.01. CONFORMITY OF COMPANY AGREEMENT TO EXCHANGE REQUIREMENTS. This Agreement and all matters and things to be done and performed in connection with the Company business shall be subject to the Constitution, Rules, Regulations and requirements, so far as applicable thereto, of the Exchange and shall be conducted strictly in compliance therewith. If any of the terms, covenants and conditions of this Agreement shall be in conflict with any provision of the Constitution, Rules, Regulations or requirements of the Exchange, the same shall be deemed modified so as to conform therewith.

                  SECTION 8.02. NO ASSIGNMENT. The Member may not assign or encumber its interest in the Company without the prior written consent of the Exchange and of the Managing Committee.

                  SECTION 8.03. ARBITRATION. In the event that any dispute or controversy arises under or in connection with this Agreement, such dispute or controversy, except as otherwise expressly provided herein, shall be submitted for binding arbitration to the Exchange in accordance with the Rules and procedures of the Exchange then obtaining.

                  SECTION 8.04. PROVISIONS FOR ADMINISTRATIVE CONVENIENCE. The members of the Managing Committee shall have full power and authority on behalf of the Member, at any time and from time to time, in accordance with the rules of any national securities exchange (a) to designate one or more persons (i) to assign securities registered in the name of the Company, (ii) to execute powers of substitution, (iii) to guarantee the signatures of others to assignments of securities, and (iv) to make any certification or guarantee of any signature on documents submitted in support of the transfer of any securities, all with the same effect as if the name of the Company had been signed under like circumstances by the Managing Committee, (b) to adopt and authorize the use of a mechanically reproduced facsimile signature of the Company in connection with
(i) the assignment of securities registered in the name of the Company, and (ii) the execution of powers of substitution, (c) to designate one or more of the employees of the Member or the Firm to sign written contracts covering "seller option", "when issued" and "when distributed" transactions in the name of the Company with the same effect as if the name of the Company had been signed under like circumstances by the Managing Committee, and (d) to execute and file with any national securities exchange, in the name and on behalf of the Company, and the Member, any and all such powers of



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attorney, agreements and other instruments (including agreements of indemnification) as may by such exchange be required to evidence or support action under subsection (a), (b) or (c) of this Section 8.04.

                  SECTION 8.05. NOTICES. All notices permitted or required hereunder shall be in writing and shall be deemed duly given if (a) delivered personally to the person for whom intended or (b) mailed to the person for whom intended, by registered or certified mail, return receipt requested, addressed to the Member's address set forth in this Agreement. Such notice shall be deemed to have been given when so delivered personally or upon mailing. Notice given to any two members of the Managing Committee shall constitute notice to the Company.

                  SECTION 8.06. GENERAL PROVISIONS. This Agreement (a) reflects the entire agreement among the parties, (b) from and after the effective date hereof, supersedes all prior partnership or limited liability company operating agreements among the parties hereto, (c) shall be construed in accordance with the internal law, not the law of conflicts, of the State of New York, and (d) shall be binding upon and inure to the benefit of the parties hereto, their respective legal representatives, heirs, executors and administrators and any continuing or successor partnership, corporation, limited liability company or other entity succeeding to substantially all the business of the Company.

                  SECTION 8.07. ARTICLE AND SECTION TITLES. The headings used herein are for convenience only and shall not be resorted to for interpretation of this Agreement.

                  SECTION 8.08. SEPARABILITY OF PROVISIONS. Each provision of this Agreement shall be considered separable, and if, for any reason, any provision or provisions herein are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those portions of this Agreement which are valid.

                  SECTION 8.09. EFFECTIVE DATE. This Agreement shall be and becomes effective as of the date first above written, subject to approval by the Exchange.

                  SECTION 8.10. COUNTERPARTS. This Agreement may be signed in any number of counterparts, all of which taken together shall constitute but one and the same agreement.


                                    * * * * *

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         IN WITNESS WHEREOF, the Member and the Company have executed this
Agreement as of the date set forth hereinabove.

                                                                 LaBRANCHE & CO
INC.


                               By:    George M.L. LaBranche, IV, Chairman,
                                  -------------------------------------
                               Name: George M.L. LaBranche, IV, Chairman,
                                     Chief Executive Officer and President

                               LaB INVESTING CO. L.L.C.


                               By:   George M.L. LaBranche, IV
                                  -------------------------------------
                                     Name: George M.L. LaBranche, IV
                                     Title: Managing Committee member


                               By:   Alfred O. Hayward, Jr.
                                  -------------------------------------
                                     Name: Alfred O. Hayward, Jr.
                                     Title: Managing Committee member


                               By:   James G. Gallagher
                                  -------------------------------------
                                     Name: James G. Gallagher
                                     Title: Managing Committee member